Independent Auditors' Consent

The Board of Trustees
Oppenheimer MidCap Fund:

We consent to the use in this  Registration  Statement  of  Oppenheimer  Emerging  Growth Fund of our report  dated
November  21,  2001,  included in the  Statement  of  Additional  Information,  which is part of such  Registration
Statement,  and to the  references  to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in the
Prospectus,  which is also  part of such  Registration  Statement,  and  "Independent  Auditors"  appearing  in the
Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
February 26, 2002

n1a\745\Consent2002